EXHIBIT 99.3


                      Second Amendment to License Agreement

          * Represents language that is redacted and subject to confidential treatment

         This Second Amendment to License Agreement (this "Second Amendment"), dated on October 22, 2003, is entered into by and between The Trustees of the University of Pennsylvania ("University"), a Pennsylvania nonprofit corporation, and Genta Inc. ("Licensee"), a Delaware corporation.


         WHEREAS, Licensee and University are parties to that certain License Agreement dated as of August 1, 1991, amended as of December 19, 2000 (as so amended, the "License Agreement");

         WHEREAS, Licensee and University have determined that it is desirable to amend and restate certain provisions of the License Agreement as set forth herein, and to incorporate additional provisions to the License Agreement as set forth herein, to reflect further agreements between them;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. Section 3.3(a) of the License Agreement is hereby amended and restated in its entirety to read as follows:

         (a)(i) In addition to the one million dollar ($1,000,000) payment Genta provided to Penn under the License Agreement in or about May 2002, each of the payments as listed below:

               (A) a single payment of seven hundred fifty thousand dollars ($750,000) on November 5, 2003;

               (B) a single payment of two hundred fifty thousand dollars ($250,000) on February 2, 2004;

               (C) a single payment of one million five hundred thousand dollars ($1,500,000) fifteen (15) business days after the first regulatory authority approval of any indication in any country for commercial sale of a Licensed Product (as defined in the License Agreement) for use in humans; and

               (D) a single payment of seven hundred fifty thousand dollars ($750,000) on the earlier of (1) December 30, 2004, or (2) fifteen (15) business days after the second regulatory authority approval of any indication in any country for


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                    commercial sale of a Licensed Product (as defined in the
                    License Agreement) for use in humans, provided that, if the payment under subparagraph (a)(i)(C) above becomes due on or after December 30, 2004, then the payment under this subparagraph (a)(i)(D) shall be due on the same date as the payment required by subparagraph (a)(i)(C) above.

               (E) University acknowledges that (1) the payment required by subparagraph (a)(i)(C) is contingent upon the occurrence of the event specified therein and that such event may not occur, and (2) the payment required by subparagraph
                    (a)(i)(D) is contingent upon the date or condition specified therein as well as upon the occurrence of the event specified in subparagraph (a)(i)(C). For purposes of determining the date payment is due under subparagraphs
                    (a)(i)(C) and (D), the date of "regulatory authority approval" as used in those two subparagraphs shall mean (1) with respect to any approval in the United States, the date of the FDA approval letter for such approval; and (2) with respect to any approval in a country other than the United States, the date of that country's regulatory authority's notice of approval that is analogous to an FDA approval letter.

         (a)(ii) * of all consideration received by Licensee from a sublicensee in connection with any transaction in which Licensee grants a sublicense to the sublicensee for any Licensed Product(s) (other than a sublicense granted by Licensee to an Affiliate), provided, however, that the categories of consideration listed below in subsections (a)(ii)(A) through (a)(ii)(F) are excluded from this payment obligation:

               (A) sponsored research funding received by Licensee for performing future research after the date of the transaction;

               (B) royalty payments on Licensed Product(s) based on either sales or net sales of Licensed Product(s), or payments for the purchase of Licensed Product(s);

               (C) The fair market value of any equity of Licensee issued in connection with such transaction. The fair market value of this equity (the "Equity") shall be determined pursuant to License Agreement ss. 3.14;

               (D) the purchase of debt of Licensee, or the provision of loans, lines of credit, or other credit facilities or credit support, provided that, if any part of Licensee's repayment obligation is forgiven under the terms thereof or subsequently, then the amount forgiven shall be included in and not excluded from the payment obligation of this subsection (a)(ii) upon such forgiveness;

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               (E)  any amounts received or to be received from Aventis
                    Pharmaceuticals Inc., Garliston Limited (a/k/a Aventis Ireland), or their Affiliates, successors, or assigns under those certain agreements made as of April 26, 2002, as may be amended from time to time; and

               (F) to the extent that, as part of the transaction, Licensee also sells, leases, licenses, or otherwise transfers to such sublicensee other real or personal property whether tangible or intangible (e.g., a plant, equipment, or products other than Licensed Product(s)), or enters into any contractual or other arrangement, in addition to granting the sublicense mentioned above, any of the consideration (the "Other Consideration") received by Licensee that is fairly attributable to this other real or personal property or contractual or other arrangement and is not fairly attributable to the sublicense of Licensed Products. (The Other Consideration may include, but is not limited to, any assets, rights, or benefits received by or to be received by Licensee, including without limitation, benefits from operating or other synergies, performance under a contract or consulting, or other technical services.) This exclusion
                    (a)(ii)(F) shall not apply to consideration received by Licensee from the sublicensee for any rights or licenses in or to Licensed Products (e.g., Licensee's own patents or third party patents for which licenses or sublicenses are granted to the sublicensee for the manufacture, use, or sale of Licensed Product(s)). The value of the Other Consideration shall be determined pursuant to License Agreement ss. 3.15.

         2. The License Agreement is hereby amended and restated to add the following Sections 3.14 and 3.15:

         3.14 Valuation Procedure for Determining Fair Market Value as Referenced in License Agreement ss. 3.3(a)(ii)(C). For purposes of License Agreement ss. 3.3(a)(ii)(C), the fair market value of the Equity (x) shall be determined taking into account all relevant considerations, including without limitation, current and historical market prices and any applicable control premiums, (y) shall be valued as of the date of the underlying contract pursuant to which the Equity is issued if such value is determinable as of such time or as of such later time as the value first becomes determinable, and (z) shall be determined pursuant to the following procedures:

         (a) Within thirty (30) days after Licensee enters into the transaction referenced in License Agreement ss. 3.3(a)(ii), Licensee shall: (i) notify the University of the transaction; (ii) provide the University with a copy of each transaction document, unredacted as relating to: (A) any consideration exchanged in the transaction, and (B) any formula, method, or other means relating to valuing or determining the value of the Equity (this disclosure requirement shall be in addition to and not in lieu of Licensee's obligations under License Agreement ss. 2.2(a)); and (iii) provide the University with Licensee's proposed determination of the fair market value of the

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Equity with an explanation as to how Licensee derived its proposed determination, provided that, if the Licensee is unable at such time to provide the University with the Licensee's proposed determination of the fair market value of the Equity because such valuation is sufficiently undeterminable under that transaction document, then the Licensee shall provide such determination as soon as it is reasonably practicable to do so. If the University and Licensee are unable to agree on Licensee's proposed fair market valuation or are otherwise unable to agree as to the fair market value of the Equity, the University and Licensee shall each submit to the other party their proposed fair market valuation of the Equity. To the extent the greater of the two proposed valuations is not more than one hundred ten percent (110%) of the lower of the two proposed valuations, the fair market value of the Equity will be defined as the average of the two proposed valuations. To the extent the greater of the two proposed valuations is more than one hundred ten percent (110%) of the lower of the two proposed valuations, the parties will attempt to agree upon the selection of a disinterested, independent, and qualified person with valuation expertise in the field of pharmaceutical or biotechnology licensing or acquisition transactions ("Appraiser") to determine the fair market value of the Equity. If the parties are able to agree upon an Appraiser, then such Appraiser will be instructed to furnish a written determination within thirty (30) days after its selection, choosing one of the two proposed valuations as the accepted fair market valuation of the Equity. If the parties are unable to agree upon the selection of an Appraiser within a fourteen (14) day period, then the University and Licensee shall, within ten (10) days after the end of such fourteen (14) day period, each select its own Appraiser, and the two party-selected Appraisers shall then select a third Appraiser to determine the fair market value of the Equity. This third Appraiser will be instructed to render within thirty (30) days of its selection its determination, choosing one of the party proposed valuations as the accepted valuation of the Equity.

         (b) The Appraiser engaged to provide a fair market valuation of the Equity pursuant to this ss. 3.14 will be instructed: (i) to take into account all relevant considerations, including without limitation, current and historical market prices and any applicable control premiums, and to value the Equity as of the date of the underlying contract pursuant to which the Equity is issued if such value is determinable as of such time or as of such later time as the value first becomes determinable, and (ii) to include therein a statement of the criteria applied and assumptions made in choosing one of the party proposed valuations as the valuation of the Equity. The parties shall each bear the expenses of their respective party-selected Appraiser, and the parties shall share equally the expenses of any jointly selected Appraiser.

         3.15 Valuation Procedure for Determining Value of Other Consideration. To the extent Licensee enters into a transaction in which it grants a sublicense for any Licensed Product(s) and such transaction also includes Licensee's receipt of Other Consideration as defined in License Agreement ss. 3.3(a)(ii)(F), the fair valuation of such Other Consideration for purposes of determining what value of consideration, if any, is to be excluded from the * payment obligation under ss. 3.3(a)(ii)(F) shall be determined pursuant to the following procedures:

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         (a) Within thirty (30) days after Licensee enters into the transaction, Licensee shall: (i) notify the University of the transaction; (ii) provide the University with a copy of each transaction document, unredacted as relating to any consideration exchanged in the transaction (this disclosure requirement shall be in addition to and not in lieu of Licensee's obligations under License Agreement ss. 2.2(a)); and (iii) provide the University with Licensee's proposed valuation of the Other Consideration with an explanation as to how Licensee derived its proposed valuation, provided that, if the Licensee is unable at such time to provide the University with the Licensee's proposed valuation of the Other Consideration because such valuation is sufficiently undeterminable under that transaction document, then the Licensee shall provide such determination as soon as it is reasonably practicable to do so. If the University and Licensee are unable to agree on Licensee's proposed valuation or are otherwise unable to agree as to the fair value of the Other Consideration, the University and Licensee shall each submit to the other party their proposed valuation of the Other Consideration. To the extent the greater of the two proposed valuations is no more than one hundred ten percent (110%) of the lower of the two proposed valuations, the Other Consideration will be defined as the average of the two proposed valuations. To the extent the greater of the two proposed valuations is more than one hundred ten percent (110%) of the lower of the two proposed valuations, the parties will attempt to agree upon the selection of an Appraiser to determine the value of the Other Consideration. If the parties are able to agree upon an Appraiser, then such Appraiser will be instructed to furnish a written determination within thirty (30) days after its selection choosing one of the two party proposed valuations as the accepted valuation of the Other Consideration. If the parties are unable to agree upon the selection of an Appraiser within a fourteen (14) day period, then the University and Licensee shall, within ten (10) days after the end of such fourteen (14) day period, each select its own Appraiser and the two party-selected Appraisers shall then select a third Appraiser to determine the fair value of the Other Consideration. This third Appraiser will be instructed to render within thirty (30) days of its selection its determination, choosing one of the party proposed valuations as the accepted valuation of the Other Consideration.

                  (b) The Appraiser engaged to provide a valuation of the Other Consideration pursuant to this ss. 3.15 will be instructed to include therein a statement of the criteria applied and assumptions made in choosing one of the proposed valuations as the valuation of the Other Consideration. The parties shall each bear the expenses of their respective party-selected Appraiser, and the parties shall share equally the expenses of any jointly selected Appraiser.

         3. Except as modified by this Second Amendment, all provisions of the License Agreement remain in full force and effect.

         4. This Second Amendment shall be governed by the laws of the State of Delaware, without regard to conflict of law principles of any jurisdiction. Except as provided herein, this Second Amendment supersedes all prior understandings and agreements (written or oral) concerning the subject matter hereof, with the exception of the Settlement Agreement and Release being executed contemporaneously herewith. This Second Amendment may be amended only by a written instrument executed by each of the parties.

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         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

         THE TRUSTEES OF THE                  GENTA INCORPORATED
         UNIVERSITY OF PENNSYLVANIA


         By: /s/ Louis P. Berneman            By: /s/ Raymond P. Warrell
            ----------------------------         ------------------------------
            Name:  Louis P. Berneman             Name:   Raymond P. Warrell
            Title: Managing Director,            Title:  Chief Executive Officer
                   Center for Technology
                   Transfer







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